Exhibit 99.1

(1)         The shares of common stock, par value $0.0001 per share (the “Common Stock”) of Exela Technologies, Inc. (the “Issuer”) reported as beneficially owned represents the aggregate number of shares that are held of record by Novitex Parent, L.P. (“Parent”) and Apollo Novitex Holdings, L.P. (“Novitex Holdings”).  Parent, Novitex Holdings and the other entities that are filing this Statement on Form 3, as described herein, are collectively referred to herein as the “Reporting Persons.”

Novitex Parent GP, LLC (“Novitex GP”) is the general partner of each of Parent and Novitex Holdings.  Apollo Management VII, L.P. (“Management VII”) is the manager of Novitex GP, and AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member-manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP.

Each of Parent and Novitex Holdings disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by the other or that may be beneficially owned by any of the other Reporting Persons, and each of the other Reporting Persons, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by Parent or Novitex Holdings or that may be beneficially owned by any of the other Reporting Persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of each of Parent, Novitex Holdings, Novitex GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.